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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report dated March 6, 1995 incorporated by reference in this Pre-effective Amendment No. 3 to Registration Statement No. 333-10775 of Monterey Pasta Company. It should be noted that we have performed no audit procedures subsequent to March 6, 1995, the date of our report. Furthermore, we have not audited any financial statements of Monterey Pasta Company as of any date or for any period subsequent to January 1, 1995.



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
Oakland, California                                       /s/ ARTHUR ANDERSEN LLP
October 14, 1997                                          ARTHUR ANDERSEN LLP
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